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                               FIRST AMENDMENT TO

                         DISTRIBUTION AGREEMENT BETWEEN

                       HARRIS ASSOCIATES INVESTMENT TRUST

                                       AND

                        HARRIS ASSOCIATES SECURITIES L.P.

        HARRIS ASSOCIATES INVESTMENT TRUST, a Massachusetts business trust ("HAIT"), and HARRIS ASSOCIATES SECURITIES L.P., a Delaware limited partnership (the "Distributor"), agree that the distribution agreement between the parties for HAIT dated January 26, 2001 is amended by adding the following paragraph immediately following paragraph 18:

                 19. PRIVACY OF NONPUBLIC PERSONAL INFORMATION. The Distributor shall not disclose or use "nonpublic personal information" (as defined in Rule 3(t) of Regulation S-P, adopted by the Securities and Exchange Commission) to non-affiliated entities except as necessary to carry out the purposes for which HAIT disclosed such information to the Distributor, including information that is used in accordance with Rules 14 and 15 of Regulation S-P in the ordinary course of business to carry out those purposes.

Dated:  April 18, 2001



                                      HARRIS ASSOCIATES INVESTMENT TRUST

                                      By: /s/ Janet L. Reali
                                          ------------------------------


                                      HARRIS ASSOCIATES SECURITIES L.P.
                                        by Harris Associates, Inc.
                                          its General Partner

                                      By: /s/ Robert M. Levy
                                          ------------------------------